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                                                           EXHIBIT 23.4


   BARBIER FRINAULT & ASSOCIES                           PGA
Membre d'Arthur Andersen & Co, SC                    Tour Franklin
      Tour Gan - Cedex 13                  101, Terrasse Boieldieu - Cedex 11
    92082 Paris-La Defense 2                  92082 Paris-La Defense 8



As independant accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the registration statement of Service Corporation International, on Form S-3 (File No 33-60683) of our report dated April 6, 1995, on our audits of the consolidated financial statemnts of Omnium de Gestion et de Financement S.A. as of December 31, 1994 and 1993, and for the two years then ended, which report is included in Form 8-K dated September 5, 1995.
We also consent to the reference to our firm under the caption "Experts".


Paris-La Defense, France,
September 6, 1995


 /s/  CHRISTIAN CHOCHON                 /s/  BRUNO BIZET
- -----------------------------     -------------------------------
 BARBIER FRINAULT & ASSOCIES                     PGA
      Christian Chochon                       Bruno Bizet